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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 2002 (except with respect to the matter discussed in Note 17, as to which the date is February 11, 2002) on the Company's consolidated financial statements as of and for the year ended December 31, 2001 included in Exhibit 13.1 to this Form 10-K, and of our report dated January 15, 2002 on the financial statement schedule as of and for the year ended December 31, 2001 included in this Form 10-K, into the Company's previously filed S-3 Registration Statement No. 33-77024, and into the Company's previously filed S-8 Registration Statements Nos. 333-43756, No. 333-52020, No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750,
No. 333-242, No. 333-5719, No. 333-5721, No. 333-24207, No. 333-27089, No.
333-39095, No. 333-61889, No. 333-95601, and No. 333-95603.

/s/ Arthur Andersen LLP
San Diego, California
March 20, 2002